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                                                                     EXHIBIT 1.1

                        Old Dominion Electric Cooperative
                                 Debt Securities

                             Underwriting Agreement

                                                             _____________, 2002

J.P. Morgan Securities Inc.
As Representative of the
Underwriters named in
Schedule II hereto

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (the "Company"), proposes to issue and sell to the underwriters listed in Schedule II hereto (the "Underwriters"), for whom you are acting as Representative (the "Representative"), the principal amount of its debt securities identified in Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") between the Company and the Trustee identified in such Schedule I (the "Trustee").

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to certain debt securities (the "Shelf Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), on or before the date of this Agreement


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or the date of the Basic Prospectus, any preliminary prospectus or the
Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         The Company hereby agrees with the Underwriters as follows:

         1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

         2. The Company understands that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representative is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative on the date and at the place set forth in Schedule I hereto (or at such other date and place, not later than the fifth Business Day (as defined below) thereafter, as the Representative and the Company may agree upon in writing). The date of such payment is referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of three or more global bonds (collectively, the "Global Bonds") representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The Global Bonds will be made available for inspection by the Representative at the place set forth in Schedule I hereto, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

         4. The Company represents and warrants to each Underwriter that:

         (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to

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any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

         (b) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) information contained in the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

         (c) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (d) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

         (e) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the patronage capital, margins or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs,

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business, prospects, management, financial position, patronage capital, margins or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

         (f) the Company has been duly organized and is validly existing as a utility aggregation cooperative in good standing under the laws of the Commonwealth of Virginia, with power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Securities, to own its properties and conduct its business as described in the Prospectus; neither the character of the property owned or leased by the Company nor the nature of the business transacted by it makes the licensing or qualification of the Company as a foreign corporation necessary in any state or jurisdiction other than Maryland and Delaware; the Company is duly qualified as a foreign corporation for the transaction of business and is in good standing in Maryland and Delaware;

         (g) each of the Company's subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority to own its properties and conduct its business as described in the Prospectus; neither the character of the property owned or leased by any subsidiary of the Company nor the nature of the business transacted by such subsidiary makes the licensing or qualification of such subsidiary necessary in any state or jurisdiction other than Rock Springs Generation LLC in Maryland; Rock Springs Generation LLC is duly qualified to do business in and is in good standing in Maryland; and all the outstanding shares of capital stock or membership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, free and clear of all liens, encumbrances, security interests and claims;

         (h) this Agreement has been duly authorized, executed and delivered by the Company;

         (i) the Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and upon effectiveness of the Registration Statement will have been duly qualified under the Trust Indenture Act and, when the Fourteenth Supplemental Indenture is executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and binding instrument enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

         (j) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or Bylaws or other organizational documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate do not have a material adverse effect on the Company and its subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the

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Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company or the organizational documents of any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties or result in the creation or imposition of any lien upon any of the properties of the Company or any of its subsidiaries; and no consent, approval, authorization, order, license, filing, registration or qualification of or with, any such court or federal, state or local governmental agency or body or the members of the Company or any trustee or holder of any indebtedness or other obligation is now or under existing law in the future will be required for the issue and sale of the Securities or the execution, delivery and performance of this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, filings, registrations or qualifications as have been made or obtained under the Securities Act, the Trust Indenture Act and the Federal Power Act, as amended, and the filings and recordings described in paragraph(s) below and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

         (k) other than as set forth or contemplated in the Prospectus, there are no legal or governmental inquiries, investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which is required by the Securities Act to be described in the Registration Statement or Prospectus, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no existing or proposed statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

         (l) immediately after any sale of Securities by the Company hereunder, the aggregate amount of Securities which have been issued and sold by the Company hereunder and of any securities of the Company (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement;

         (m) Ernst & Young LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, are to the knowledge of the Company, each independent public accountants as required by the Securities Act;

         (n) the Company and its subsidiaries have good and marketable title to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid,

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existing and enforceable leases with such exceptions as are described or referred to in the Prospectus or do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries; no notice has been given to the Company or its subsidiaries by any governmental authority of any proceeding to condemn or otherwise acquire any of the property of the Company or its subsidiaries and to the best of the Company's knowledge, no such proceeding is contemplated;

         (o) no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, members or stockholders (as applicable), customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

         (p) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (q) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

         (r) the Company is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended;

         (s) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Authorizations") from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except as described in the Registration Statement and the Prospectus or where the failure to own, possess or obtain such Authorizations or make such declarations and filings could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such Authorization, except as described in the Registration Statement and the Prospectus or where the revocation or modification of such Authorization could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where such noncompliance could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (t) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (u) the Indenture (excluding the Fourteenth Supplemental Indenture) constitutes, and when the Fourteenth Supplemental Indenture is executed and delivered by the Company and the

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Trustee and filed and recorded the Indenture will constitute a direct and valid first lien upon all of the properties and assets of the Company specifically or generally described or referred to in the Indenture as being subject to the lien thereof, subject only to the exceptions referred to in the Indenture, and will create a similar lien upon all properties and assets acquired by the Company after the date hereof (until the Release Date (as defined in the Indenture)) which are required to be subjected to the lien of the Indenture, when acquired by the Company, subject only to the exceptions referred to in the Indenture and free from all other prior liens, charges and encumbrances subject, as to real property, to the recordation of a supplement to the Indenture describing such after-acquired property; the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture; and the Indenture (excluding the Fourteenth Supplemental Indenture) has been duly recorded as a mortgage and deed of trust of real estate, and any required filings (other than with respect to filing the Fourteenth Supplemental Indenture) with respect to personal property and fixtures subject to the lien of the Indenture have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the lien of the Indenture; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements related thereto and similar documents and the issuance of the Securities (other than with respect to filing the Fourteenth Supplemental Indenture) have been paid; the Fourteenth Supplemental Indenture will be duly recorded or filed on or prior to the Closing Date in the real and personal property records in each place in which the Indenture (excluding the Fourteenth Supplemental Indenture) has been recorded or filed and in all other places required to protect, preserve and perfect the lien of the Indenture, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Fourteenth Supplemental Indenture will be paid;

         (v) the Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules of the Commission promulgated thereunder;

         5. The Company covenants and agrees with each of the several Underwriters as follows:

         (a) to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the Business Day next succeeding the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b);

         (b) to deliver, at the expense of the Company, to each of the Underwriters and counsel for the Underwriters, a certified copy of the signed Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and, during the period mentioned in paragraph (e) below, to furnish each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Representative may reasonably request;

         (c) before filing any amendment or supplement to the Registration Statement or the Prospectus relating to or affecting the Securities, to furnish to the Representative a copy of the proposed amendment or supplement for review, and not to file any such proposed amendment or supplement to which the Representative reasonably objects in writing; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with

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sales of the Securities by any Underwriter or dealer, and before filing any such reports or information, to furnish the Representative a copy of the proposed reports or information; to comply in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules of the Commission promulgated thereunder, with respect to all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer;

         (d) to advise the Representative promptly, and to confirm such advice in writing if requested, (i) when any amendment to the Registration Statement relating to or affecting the Securities has been filed or becomes effective,
(ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representative with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement relating to or affecting the Securities or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (v) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vi) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use every reasonable effort to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Securities, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

         (e) if, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

         (f) to endeavor to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative shall reasonably request, including filing a general consent to service of process in any jurisdiction, and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to qualify to do business in any jurisdiction or take any action which would subject it to service of process other than service of process arising out of the offer or sale of Securities in any jurisdiction where it is not now subject;

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         (g) to make generally available to its security holders and to the
Representative as soon as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement;

         (h) for a period of five years after the date hereof, to furnish to the Representative (i) copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange, (ii) copies of each annual report of the Company furnished to its members and (iii) such other information concerning the Company as the Representative reasonably may request;

         (i) during the period beginning on the date hereof and continuing to and including the Business Day after the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities; (j) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Plan of Finance and Use of Proceeds";

         (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any fees and expenses of the Trustee,
(ii) incident to the preparation, printing, reproduction, and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements but not with respect to any legal investment survey), (iv) related to any filing with National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Form T-1, the Indenture, the preliminary and supplemental blue sky memoranda (but not any legal investment survey) and the furnishing to Underwriters and dealers of copies of the Registration Statement, the Prospectus and any preliminary prospectus, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, (vii) incurred by the Company in connection with a "road show" presentation to potential investors, (viii) of any transfer agent, (ix) of independent public accountants in connection with the offering of the Securities, (x) in connection with any credit enhancement for the Securities and (xi) of counsel for the Underwriters in connection with this Agreement and the actions contemplated by this Agreement.

         6. The several obligations of the Underwriters hereunder to purchase the Securities on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the

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Commission; the Prospectus shall have been filed with the Commission pursuant to
Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; and all requests for additional information shall have been complied with to the satisfaction of the Representative;

         (b) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

         (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;


         (d) since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus or, with respect to information included or incorporated by reference in the Prospectus as of a more recent date, since such more recent date, otherwise than as set forth or contemplated in the Prospectus, there shall not have been (i) any change in the patronage capital, margins or long-term debt of the Company, (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, prospects, management, financial position, patronage capital, margins or results of operations of the Company and its subsidiaries, taken as a whole, or (iii) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Prospectus;

         (e) the Representative shall have received on and as of the Closing Date a certificate of the Senior Vice President of Accounting and Finance, to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, prospects, management, financial position, equities, margins or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement and as to such other matters as you may reasonably request;

         (f) Orrick, Herrington & Sutcliffe LLP, special counsel for the Company, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative; the opinion of Orrick, Herrington & Sutcliffe LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein;
(g) LeClair Ryan, general counsel for the Company, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the

Representative; the opinion of LeClair Ryan described above shall be rendered to the Underwriters at the request of the Company and shall so state therein;

         (h) on the date hereof and also on the Closing Date, each of Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to you letters, dated such date, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

         (i) the Representative shall have received on and as of the Closing Date an opinion of Sutherland Asbill & Brennan LLP, counsel to the Underwriters, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (j) on or prior to the Closing Date the Company shall have furnished to the Representative a copy of a letter from the manager of Northern Virginia Electric Cooperative, in form and substance satisfactory to the Representative;

         (k) on and as of the Closing Date the Secretary of the Company shall have furnished to the Representative a certificate, satisfactory to the Representative, attaching a true and correct copy of the Company's Articles of Incorporation and Bylaws and attaching such other documents and certifying as to such other matters as you may reasonably request;

         (l) on or prior to the Closing Date the Company shall have furnished to the Representative such further opinions, certificates and documents as the Representative shall reasonably request and shall have obtained such consents and approvals as may be required in connection with the issuance and sale of the Securities and the execution, delivery and performance of this Agreement and the Indenture;

         (m) on or prior to the Closing Date the Federal Energy Regulatory Commission ("FERC") shall have issued a final order approving the issuance of the Securities and allowing for exemption from FERC's competitive bidding procedures and negotiated placement requirements;

         (n) If payment by the Company of its obligations with respect to any of the Securities will be insured by a financial guaranty insurance policy, the Representative shall have received on and as of the Closing Date a certificate of the bond insurer and an opinion of the counsel for the bond insurer, each in form and substance satisfactory to the Representative; and

         (o) If payment by the Company of its obligations with respect to any of the Securities will be insured by a financial guaranty insurance policy, the bond insurer shall have delivered the financial guaranty insurance policy with respect to the Securities in the form set forth in the Prospectus.

     7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made (i) in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein or (ii) in the preliminary prospectus (or any amendment or supplement thereto) but not in the Prospectus in the case of losses, claims, damages or liabilities of an Underwriter to a purchaser of the Securities to whom such Underwriter failed to confirm the purchase and sale of the Securities by delivery of a Prospectus.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall be advised by counsel in writing that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for the reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in the first and second paragraphs of this
Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata
                                                              --- ----
allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities set forth opposite their names in Schedule II hereto, and not joint.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law of in equity.

The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by written notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. This Agreement shall become effective upon the execution and delivery hereto by the parties hereto.

         10. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in
Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of
                       --------
Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this

Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities.

         12. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         13. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in Schedule I hereto. Notices to the Company shall be given to it at 4201 Dominion Boulevard, Richmond, Virginia 23060 (telefax: 804-747-3742); Attention: Daniel
M. Walker.

         14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                             Very truly yours,

                             Old Dominion Electric Cooperative

                             By:_______________________

                                Daniel M. Walker
                                Senior Vice President of Accounting and Finance

Accepted:  ___________, 2002

J.P. Morgan Securities Inc.
Acting severally on behalf of itself
and the several Underwriters listed
in Schedule II hereto.

By:___________________________

                                   SCHEDULE I

Representative:       J.P. Morgan Securities Inc.

Registration Statement
 No.:                      333-100577

Securities:                $____________% 2002 Series B Bonds Due ____

Purchase Price:       $________________________________________

Price to Public:           __% of the principal amount of the Securities,
                           plus accrued interest, if any, from _______, 2002 to the Closing Date.

                           Indenture: The Indenture of Mortgage and Deed of Trust dated as of May 1, 1992 between the Company and Crestar Bank, as Trustee, as amended and supplemented through and including the Fourteenth Supplemental Indenture, dated as of ________, 2002.

Closing Date:              _____________________________________________

Location for
Inspection of

Global Bonds:              Orrick, Herrington & Sutcliffe LLP
                           666 Fifth Avenue
                           New York, New York 10103

Closing Location:          Orrick, Herrington & Sutcliffe LLP
                           666 Fifth Avenue
                           New York, New York 10103

Address for Notices
 to Underwriters:          J.P. Morgan Securities Inc.
                           270 Park Avenue, 48th Floor
                           New York, New York 10017
                           Attn:  Old Dominion Transaction Execution Group
                           Fax:  (212) 834-6702

                                   SCHEDULE II

                                                           Amount of
                                                           ---------
         Underwriter                               Securities To Be Purchased
         -----------                               --------------------------

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.

                  Totals